Alan K. Geer, P.A.
Certified Public Accountants
					7401 D Temple Terrace Hwy
					Temple Terrace, FL 33637
					(813) 988-9564
					(800) 940-9564
				    Fax (813) 988-1815
				 EMail: ageercpa@aol.com



CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 2 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 26, 2000, relating to the financial statements and financial highlights appearing in the December 31, 1999 Annual Report to Shareholders of Adhia Twenty Fund, portions of which are incorporated by reference into the registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information and to reference to us under the heading "Financial Highlights" in such Prospectus.



/s/ Alan K. Geer
Alan K. Geer, P.A.
Tampa, Florida


May 18, 2001